Exhibit 99.1

For Immediate Release

American Power Conversion Reports Record Quarterly

Revenue for the Third Quarter 2004

Company Completes Stock Repurchase Program during Third Quarter

WEST KINGSTON, R.I. — October 28, 2004 — American Power Conversion Corporation (Nasdaq: APCC) (APC) today reported financial results, including record quarterly revenue, for the third quarter ended September 26, 2004.

Revenue for the third quarter 2004 was a record $441.7 million, an increase of 12 percent from $393.7 million in the third quarter 2003 and an increase of 12 percent from $395.7 million in the second quarter 2004.  Net income for the third quarter 2004 was $67.2 million or $0.34 per share, up 20 percent from $55.8 million or $0.28 per share in the third quarter 2003 and up 151 percent from $26.8 million or $0.13 per share in the second quarter 2004.

Net income for the third quarter of 2004 includes a net tax credit of approximately $20.8 million or $0.10 per share associated with the reversal of income tax provisioning resulting from the favorable outcome of recent tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million, or $0.04 per share after-tax.  Excluding these items, non-GAAP net income for the third quarter of 2004 was $55.0 million or $0.28 per share.

Net income for the third quarter 2003 includes an update to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS® CS models.  To reflect this change, cost of goods sold in the third quarter 2003 was reduced by $5.5 million or $0.02 per share after-tax.  Excluding this update, non-GAAP net income for the third quarter 2003 was $51.9 million or $0.26 per share.

On a non-GAAP basis, net income for the third quarter 2004 increased 6 percent year-over-year and 105 percent sequentially.

“Solid top line growth, sequential gross margin improvement and the ongoing advancement of our data center initiatives highlight APC’s tremendous third quarter performance,” said Rodger B. Dowdell, Jr., APC’s president and chief executive officer.  “APC reported its fifth consecutive quarter of year-over-year double-digit revenue growth on the back of robust InfraStruXure™ sales and solid Smart-UPS® demand.  A favorable product mix, manufacturing and service cost efficiencies and flat sequential operating expenses drove substantial sequential earnings growth.

“The high availability, adaptability and low total cost of ownership provided by APC’s InfraStruXure architecture continues to win over customers.  In the third quarter, InfraStruXure sales grew approximately 60 percent year-over-year as data center managers recognize the inherent benefits of APC’s modular approach.  APC’s InfraStruXure is providing on-demand architecture for mission-critical applications globally,” continued Dowdell.

Third Quarter Financial Summary

(In millions, except per share amounts)

			YOY		QOQ
	Q3 2004	Q3 2003	Change	Q2 2004	Change
Revenue	$441.7	$393.7	12%	$395.7	12%
Operating Income	$59.3	$75.1	(21)%	$33.4	77%
Net Income	$67.2	$55.8	20%	$26.8	151%
EPS	$0.34	$0.28	22%	$0.13	158%

Revenue in the Company’s Small Systems segment, which provides power protection, uninterruptible power supply (UPS) and management products for the PC, server and networking markets, was $343.6 million, or approximately 78 percent of product revenue, in the third quarter.  The Small Systems segment recorded a 10 percent year-over-year and 14 percent sequential increase in revenue for the third quarter.  Revenue in the Large Systems segment, consisting primarily of 3-phase UPSs, services, precision cooling and ancillary products for data centers, facilities and communication applications, was $78.2 million, or approximately 18 percent of product revenue, in the third quarter.  Large Systems segment revenue in the third quarter grew 31 percent year-over-year and was flat sequentially.  Finally, revenue in the “Other” segment, which is comprised of various accessory products, was $16.8 million, or approximately 4 percent of total product revenue, in the third quarter.  Quarterly revenue in the “Other” segment declined 8 percent year-over-year but grew 22 percent sequentially.

Geographically, the Americas region (North and Latin America) represented 51 percent of third quarter revenue and increased 10 percent year-over-year and 7 percent sequentially.  In Europe, the Middle East and Africa (EMEA), third quarter revenue represented 31 percent of total APC quarterly revenue and increased 18 percent year-over-year and 16 percent sequentially.  Finally, third quarter revenue in Asia was 18 percent of total company revenue in the quarter and grew 11 percent year-over-year and 19 percent sequentially.

On a constant currency basis, total company revenue in the third quarter grew 10 percent year-over-year and 11 percent sequentially.  Additionally, in constant dollars, third quarter revenue in EMEA was up 12 percent year-over-year and 14 percent sequentially and third quarter revenue in Asia was up 8 percent year-over-year and 19 percent sequentially.

Stock Repurchase Complete

During the third quarter, APC completed its recently announced stock repurchase program.  Under that program, which was approved in June and authorized up to $150 million to repurchase shares, the Company repurchased and retired approximately 9.3 million shares of its common stock at an average price of $16.09 per share.

“We are very pleased to have swiftly executed our stock repurchase program,” said Dowdell.  “APC’s strong financial position enables us to enhance shareholder value through the repurchase of shares, payment of a healthy dividend and continued investments in our business.”

Business Outlook

“APC’s competitive position is rock solid, within both our core offering for servers and PCs, as well as within the data center space where our share is growing,” explained Dowdell.  “We continue to drive the education of end users, channel partners and engineers through global marketing programs and the expansion of our enterprise selling effort.  At the same time, we are focused on enhancing our position in the networking and PC market through product development, strategic partnerships and a continued commitment to knowing our customers’ and partners’ needs better than the competition.

“As a result, we will continue to transform how customers look at physical infrastructure, we will continue to set the pace for innovation in the industry and we will continue to partner with our customers to solve their mission-critical availability requirements simpler, faster and more economically than ever before,” concluded Dowdell.

Non-GAAP Results

The Company believes that the non-GAAP results, i.e., results excluding certain charges or one-time events, described in this release for the third quarter 2004 and 2003, are useful for an understanding of its ongoing operations because GAAP (generally accepted accounting principles) results include financial results not expected to be part of the Company’s ongoing business.  Specifically, the Company does not currently believe the charge for excess inventories and the reduction in income tax recorded during the third quarter 2004 as well as the update to the estimated costs associated with the recall of select Back-UPS CS models recorded in the third quarter 2003 will recur in future quarters.  Additional non-GAAP results discussed in this announcement include revenue in constant currency.  The Company cautions that non-GAAP results are not a substitute for GAAP results.  A comparison and reconciliation from non-GAAP to GAAP results is included in the financial statements accompanying this release.

Conference Call and Webcast

In conjunction with the third quarter 2004 earnings announcement, APC management is hosting a conference call to discuss the Company’s results as well as current expectations regarding future performance.  This conference call will be held today, October 28, at 5:00 PM Eastern time and will be available live and archived, in its entirety, to the public via the Company’s Web site at investor.apcc.com or live by dialing 719-457-2625.  A replay will be accessible via telephone at approximately 8:00 PM on October 28 by dialing 719-457-0820 and entering the access code 932890 and will continue through November 4 at midnight Eastern Time.

Safe Harbor Provision

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements in this press release that do not describe historical facts, such as statements concerning the Company’s future plans or prospects and those contained in the “Business Outlook” section of the press release, are forward-looking statements.  All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected. The factors that could cause actual results to differ materially include the following: costs to comply with the provisions of the Sarbanes-Oxley Act of 2002 are greater than currently anticipated; impact on order management and fulfillment, financial reporting and supply chain management processes as a result of the Company’s reliance on a variety of computer systems, including Oracle 11i which is periodically upgraded; costs incurred by the Company for the product recall of select Back-UPS® CS models are greater than or less than currently anticipated; the impact of increasing competition which could adversely affect the Company’s revenues and profitability; the impact of foreign currency exchange rate fluctuations; the impact on demand, component availability and pricing, and logistics, and the disruption of Asian manufacturing operations that result from labor disputes, war, acts of terrorism or political instability; ramp up, expansion and rationalization of global manufacturing capacity; the potential impact of complying with changing environmental regulations;  the discovery of a latent defect in any of the Company’s products; the Company’s ability to effectively align operating expenses and production capacity with the current demand environment; general worldwide economic conditions, and, in particular, the possibility that the PC and related markets decline; growth rates in the power protection industry and related industries, including but not limited to the PC, server, networking, telecommunications and enterprise hardware industries; competitive factors and pricing pressures; product mix changes and the potential negative impact on gross margins from such changes; changes in the seasonality of demand patterns; inventory risks due to shifts in market demand; component constraints, shortages, pricing and quality; risk of nonpayment of accounts receivable; the uncertainty of the litigation process including risk of an unexpected, unfavorable result of current or future litigation; and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About American Power Conversion

Founded in 1981, American Power Conversion (Nasdaq: APCC) is a leading provider of global, end-to-end infrastructure availability solutions.  APC’s comprehensive products and services offering, which is designed for both home and corporate environments, improves the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes.  APC, headquartered in West Kingston, Rhode Island, reported sales of $1.46 billion for the year ended December 31, 2003, and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.

All trademarks are the property of their owners.  Additional information about APC and its global end-to-end solutions can be found at www.apc.com or by calling 800-877-4080.

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For more information contact:

Investors:

Donald Muir, chief financial officer, 401-789-5735, ext. 2105

Debbie Hancock, director, investor relations, 401-789-5735, ext. 2994

Media:

Chet Lasell, APC director, public relations-North America, 800-788-2208 ext. 2693, chet.lasell@apcc.com

Supplemental Financial Information for American Power Conversion Corporation

Third Quarter Financial Summary

(In millions, except per share amounts)

			YOY		QOQ
	Q3 2004	Q3 2003	Change	Q2 2004	Change
Net Sales	$441.7	$393.7	12%	$395.7	12%
Operating Income	$59.3	$75.1	(21)%	$33.4	77%
Net Income	$67.2	$55.8	20%	$26.8	151%
EPS	$0.34	$0.28	22%	$0.13	158%

Third Quarter Segment Summary

			YOY		QOQ
	Q3 2004	Q3 2003	Change	Q2 2004	Change
Revenue (In millions)

Small Systems	$343.6	$313.3	10%	$301.1	14%
% of revenue	78%	80%		77%
Large Systems	$78.2	$59.8	31%	$77.9	00%
% of revenue	18%	15%		20%
Other	$16.8	$18.3	(8)%	$13.7	22%
% of revenue	4%	5%		3%
Shipping and Handling	$3.0	$2.4		$2.9
Net Sales	$441.7	$393.7	12%	$395.7	12%

			YOY Basis		QOQ Basis
	Q3 2004	Q3 2003	Point Change	Q2 2004	Point Change
Gross Margin Percentage

Small Systems	49.1%	47.7%	140	45.8%	330
Large Systems	22.3%	24.6%	(230)	15.7%	660
Other	66.2%	58.6%	760	59.1%	710

Third Quarter Geographic Summary

			YOY		QOQ
	Q3 2004	Q3 2003	Change	Q2 2004	Change
Revenue (In millions)
Americas	$226.1	$206.1	10%	$211.1	7%
% of revenue	51%	52%		53%
EMEA	$137.7	$117.1	18%	$119.2	16%
% of revenue	31%	30%		30%
Asia	$77.9	$70.5	11%	$65.4	19%
% of revenue	18%	18%		17%
Net Sales	$441.7	$393.7	12%	$395.7	12%

Note:      YOY = year-over-year

                QOQ = quarter-over-quarter

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

IN THOUSANDS

(UNAUDITED)

	SEPTEMBER 26, 2004	DECEMBER 31, 2003

CURRENT ASSETS
CASH AND CASH EQUIVALENTS	$166,070	$252,114
SHORT TERM INVESTMENTS	500,405	496,209
ACCOUNTS RECEIVABLE, NET	308,245	264,718
INVENTORIES	464,775	402,222
PREPAID EXPENSES AND
OTHER CURRENT ASSETS	37,752	25,296
DEFERRED INCOME TAXES	59,612	57,638
TOTAL CURRENT ASSETS	1,536,859	1,498,197

PROPERTY, PLANT & EQUIPMENT	416,070	399,260
LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION	258,072	235,309
NET PROPERTY, PLANT & EQUIPMENT	157,998	163,951

LONG TERM INVESTMENTS	10,477	58,525
GOODWILL	7,179	6,679
OTHER INTANGIBLES, NET	42,575	50,292
DEFERRED INCOME TAXES	29,311	25,994
OTHER ASSETS	2,384	2,328

TOTAL ASSETS	$1,786,783	$1,805,966

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$132,400	$102,800
ACCRUED EXPENSES	162,238	139,498
INCOME TAXES PAYABLE	26,451	38,428
TOTAL CURRENT LIABILITIES	321,089	280,726

DEFERRED TAX LIABILITY	13,556	14,357

TOTAL LIABILITIES	334,645	295,083

SHAREHOLDERS’ EQUITY
COMMON STOCK	1,913	2,000
ADDITIONAL PAID-IN CAPITAL	43,102	182,566
RETAINED EARNINGS	1,404,031	1,326,733
TREASURY STOCK	—	(1,551)
ACCUMULATED OTHER COMPREHENSIVE INCOME	3,092	1,135
TOTAL SHAREHOLDERS’ EQUITY	1,452,138	1,510,883

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,786,783	$1,805,966

Note: The data reported above are based on an unaudited balance sheet, but include all adjustments that the Company considers necessary for a fair presentation of financial condition for this period.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	SEPTEMBER 26, 2004	SEPTEMBER 28, 2003

NET SALES	$441,671	$393,701

COST OF GOODS SOLD	264,985	220,817

GROSS PROFIT	176,686	172,884

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	95,623	79,969

RESEARCH AND DEVELOPMENT	21,762	17,777

TOTAL OPERATING EXPENSES	117,385	97,746

OPERATING INCOME	59,301	75,138

OTHER INCOME, NET	2,475	2,195

EARNINGS BEFORE INCOME TAXES	61,776	77,333

INCOME TAXES	(5,390)	21,498

NET INCOME	$67,166	$55,835

DILUTED EARNINGS PER SHARE	$0.34	$0.28

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	199,208	201,649

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the third quarter of 2004 includes a net tax credit of approximately $20.8 million or $0.10 per share associated with the reversal of income tax provisioning resulting from the favorable outcome of recent tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million, or $0.04 per share after-tax.  Excluding these items, non-GAAP net income for the third quarter of 2004 was $55.0 million or $0.28 per share.

Net income for the third quarter of 2003 includes an update to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS® CS models. Based upon experience to date and then current estimates of remaining costs to be incurred, the expected aggregate costs for the recall were less than originally estimated. To reflect this change, cost of goods sold in the third quarter was reduced by $5.5 million, or $0.02 per share after-tax. Excluding this update, non-GAAP net income for the third quarter of 2003 was $51.9 million or $0.26 per share.

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE THREE MONTHS ENDED
	SEPTEMBER 26, 2004
			Per
			Diluted
	Pretax	Net of Tax	Share

Non-GAAP income, excluding charges	$73,276	$54,957	$0.28

Items excluded from non-GAAP results:
Charge for excess inventory in COGS	(11,500)	(8,625)	(0.04)
Tax reserve adjustment	—	20,834	0.10

GAAP income, including charges	$61,776	$67,166	$0.34

	FOR THE THREE MONTHS ENDED
	SEPTEMBER 28, 2003
			Per
			Diluted
	Net of Tax	Share	Pretax

Non-GAAP income, excluding charges	$71,833	$51,864	$0.26

Item excluded from non-GAAP results:
Product recall update in COGS	5,500	3,971	0.02

GAAP income, including charges	$77,333	$55,835	$0.28

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE NINE MONTHS ENDED
	SEPTEMBER 26, 2004	SEPTEMBER 28, 2003

NET SALES	$1,189,085	$1,034,172

COST OF GOODS SOLD	713,785	599,362

GROSS PROFIT	475,300	434,810

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	276,455	228,893

RESEARCH AND DEVELOPMENT	61,611	48,584

TOTAL OPERATING EXPENSES	338,066	277,477

OPERATING INCOME	137,234	157,333

OTHER INCOME, NET	6,463	7,380

EARNINGS BEFORE INCOME TAXES	143,697	164,713

INCOME TAXES	15,090	45,790

NET INCOME	$128,607	$118,923

DILUTED EARNINGS PER SHARE	$0.63	$0.59

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	203,472	200,434

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the first nine months of 2004 includes a net tax credit of approximately $20.8 million or $0.10 per share associated with the reversal of income tax provisioning resulting from the favorable outcome of recent tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million, or $0.04 per share after-tax.  Excluding these items, non-GAAP net income for the first nine months of 2004 was $116.4 million or $0.57 per share.

Net income for the first nine months of 2003 includes an update to the Company’s original fourth quarter 2002 estimate of costs related to the recall of select Back-UPS® CS models. Based upon experience to date and then current estimates of remaining costs to be incurred, the expected aggregate costs for the recall were less than originally estimated. To reflect this change, cost of goods sold in the third quarter was reduced by $5.5 million, or $0.02 per share after-tax. Excluding this update, non-GAAP net income for the first nine months of 2003 was $115.0 million or $0.57 per share.

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE NINE MONTHS ENDED
	SEPTEMBER 26, 2004
			Per
			Diluted
	Pretax	Net of Tax	Share

Non-GAAP income, excluding charges	$155,197	$116,398	$0.57

Items excluded from non-GAAP results:
Charge for excess inventory COGS	(11,500)	(8,625)	(0.04)
Tax reserve adjustment	—	20,834	0.10

GAAP income, including charges	$143,697	$128,607	$0.63

	FOR THE NINE MONTHS ENDED
	SEPTEMBER 28, 2003
			Per
			Diluted
	Pretax	Net of Tax	Share

Non-GAAP income, excluding charges	$159,213	$114,952	$0.57

Item excluded from non-GAAP results:
Product recall update in COGS	5,500	3,971	0.02

GAAP income, including charges	$164,713	$118,923	$0.59